UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
April 23, 2025
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2025, in connection with the planned reorganization of certain operating functions under E William Parsley, III that will be transitioned to other core lines of business and the finance function of The PNC Financial Services Group, Inc. (the “Corporation”), Mr. Parsley will cease to serve as Chief Operating Officer of the Corporation effective July 1, 2025 (the “Transition Date”).

From the Transition Date through December 31, 2025 (the “Transition Period”), Mr. Parsley will serve in a new role of Executive Advisor. Following the Transition Period, Mr. Parsley will be eligible for the payments and benefits set forth and described in the Corporation’s Executive Severance Plan (filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025). In addition, the Human Resources Committee of the Corporation’s Board of Directors has determined that, consistent with its authority under the terms of the awards, Mr. Parsley will be deemed to satisfy the service requirements for purposes of his outstanding equity awards, including the Leadership Continuity Award granted to Mr. Parsley in 2022, as more fully described under “Compensation Discussion Analysis – Leadership Continuity Awards” in the Corporation’s definitive proxy statement filed with the SEC on March 15, 2023. The receipt of payments and benefits under the Executive Severance Plan and the continued vesting of the Leadership Continuity Awards are subject to, in each case, the receipt of an effective standard release of claims and compliance with certain restrictive covenant obligations.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of the Corporation was held on April 23, 2025 for the purpose of considering and acting upon the following matters:

(1) The election of the 13 director nominees named in the Corporation’s proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

(2) The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2025; and

(3) An advisory vote to approve the compensation of the Corporation’s named executive officers.

The final voting results for each proposal, based on the report of the judge of election for the annual meeting, are provided below.

(1) The 13 director nominees named in the Corporation’s proxy statement were elected.

Nominee	For	%	Against	%	Abstain	Broker Non-Votes
Joseph Alvarado	313,755,002	99.27%	2,308,331	0.73%	1,894,279	36,911,399
Debra A. Cafaro	309,803,830	97.99%	6,360,043	2.01%	1,793,739	36,911,399
Marjorie Rodgers Cheshire	311,995,181	98.74%	3,982,722	1.26%	1,979,709	36,911,399
Douglas A. Dachille	313,926,248	99.32%	2,137,221	0.68%	1,894,143	36,911,399
William S. Demchak	296,645,072	94.13%	18,491,173	5.87%	2,821,367	36,911,399
Andrew T. Feldstein	297,379,669	94.09%	18,690,820	5.91%	1,887,123	36,911,399
Richard J. Harshman	310,910,020	98.37%	5,156,695	1.63%	1,890,897	36,911,399
Daniel R. Hesse	311,711,437	98.63%	4,342,484	1.37%	1,903,691	36,911,399
Renu Khator	312,564,624	98.93%	3,380,269	1.07%	2,012,719	36,911,399
Linda R. Medler	314,902,957	99.60%	1,276,211	0.40%	1,778,444	36,911,399
Robert A. Niblock	314,080,232	99.37%	1,991,794	0.63%	1,885,586	36,911,399
Martin Pfinsgraff	314,698,966	99.57%	1,345,753	0.43%	1,912,893	36,911,399
Bryan S. Salesky	314,738,945	99.58%	1,324,028	0.42%	1,894,639	36,911,399

(2) The Audit Committee’s selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2025 was ratified.

For	%	Against	%	Abstain	Broker Non-Votes
348,581,066	98.74%	4,443,507	1.26%	1,844,438	0

(3) The compensation of the Corporation’s named executive officers was approved on an advisory basis.

For	%	Against	%	Abstain	Broker Non-Votes
293,648,062	93.05%	21,923,763	6.95%	2,385,787	36,911,399

With respect to all of the preceding matters, the holders of the Corporation’s common stock and voting preferred stock as of January 31, 2025, the record date for the annual meeting, were entitled to cast up to 395,768,280 votes in the aggregate, voting together as a single class. The table below sets forth the number of shares of each class or series of stock entitled to vote at the annual meeting, the number of votes per share and the aggregate voting power of each such class or series.

Title of Class or Series	Number of Shares Entitled to Vote	Votes Per Share	Aggregate Voting Power (Number of Votes)
Common Stock	395,764,896	1	395,764,896
$1.80 Cumulative Convertible Preferred Stock - Series B*	423	8	3,384
* Each share is entitled to cast a number of votes equal to the number of full shares of common stock into which such voting preferred stock is convertible at the applicable time.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	April 25, 2025	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller